UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	27-1106076
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): File No. 333-255846

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value per share, of Phillips Edison & Company, Inc. (the “Registrant”) is set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus contained in the Registration Statement on Form S-11 (File No. 333-255846), as amended (the “Registration Statement”), and is incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and “Recapitalization” in the Registration Statement, as well as any prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement.

Item 2. Exhibits.

None.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PHILLIPS EDISON & COMPANY, INC.
Dated: July 12, 2021	By:	/s/ John P. Caulfield
John P. Caulfield
Chief Financial Officer, Senior Vice President and Treasurer